EXECUTION

THORNBURG MORTGAGE HOME LOANS, INC.,

as SELLER

and

STRUCTURED ASSET SECURITIES CORPORATION,

as PURCHASER

MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

Dated as of September 1, 2005

Thornburg Mortgage Securities Trust 2005-3

Mortgage Loan Pass-Through Certificates, Series 2005-3

TABLE OF CONTENTS

MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

Page

MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

1

RECITALS

1

AGREEMENT

2

Section 1.

Purchase and Sale of Mortgage Loans and Contractual Rights

2

Section 2.

Representations and Warranties

5

Section 3.

Survival of Representations

8

Section 4.

Repurchase, Purchase or Substitution of Mortgage Loans

8

Section 5.

Covenants

9

Section 6.

Successors and Assigns, Additional Information

9

Section 7.

Indemnification

9

Section 8.

Notices

10

Section 9.

Representations and Indemnities to Survive

10

Section 10.

Miscellaneous

10

Section 11.

Severability of Provisions

10

SCHEDULE I – INITIAL MORTGAGE LOAN SCHEDULE

I-1

SCHEDULE II – SERVICING AGREEMENTS

II-1

SCHEDULE III – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

III-1

SCHEDULE IV – FORM OF TRANSFER SUPPLEMENT

IV-1

MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

This Mortgage Loan Purchase and Assignment Agreement (the “Agreement”), dated as of September 1, 2005, is executed on the Closing Date (as defined below) by and between Structured Asset Securities Corporation, a Delaware corporation (such entity, and its successors and assigns, being referred to herein as the “Purchaser”) and Thornburg Mortgage Home Loans, Inc., a Delaware corporation, as seller, (the “Seller”).

The Purchaser and the Seller hereby recite and agree as follows:

RECITALS

1.

Schedule I attached hereto and made a part hereof (the “Initial Mortgage Loan Schedule”) lists certain hybrid and adjustable rate, first lien residential mortgage loans (collectively, the “Initial Mortgage Loans”) owned by the Seller that the Seller desires to sell, without recourse, to the Purchaser.

2.

The Seller is a party to the servicing agreements identified on Schedule II hereto (each a “Servicing Agreement,” and together the “Servicing Agreements”), and certain of the Mortgage Loans (as defined below) are currently being serviced thereunder by the servicers identified therein.

3.

The Seller desires to sell, without recourse, all of its right, title and interest in and to the Initial Mortgage Loans to the Purchaser, to assign all of its rights and interest as mortgage loan owner under the Servicing Agreements, in each case, only with respect to the portion of the Initial Mortgage Loans subject thereto (as so limited, the “Contractual Rights”), and to delegate all of its obligations thereunder, to the Purchaser.

4.

The Purchaser intends to purchase additional mortgage loans (the “Subsequent Mortgage Loans,” and together with the Initial Mortgage Loans, the “Mortgage Loans”) from the Seller during the Pre-Funding Period (as defined in the Trust Agreement).

5.

The Purchaser desires to purchase such Initial Mortgage Loans, the Subsequent Mortgage Loans and the Contractual Rights from the Seller, and the Purchaser intends immediately thereafter to transfer all of its right, title and interest in and to the Initial Mortgage Loans and the Contractual Rights on September 30, 2005 (the “Closing Date”) and the Subsequent Mortgage Loans on the related Transfer Date (as specified in the Transfer Supplement) pursuant to the terms of a Trust Agreement, dated as of September 1, 2005 (the “Trust Agreement”), by and among the Seller, as seller, the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator, Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), and LaSalle Bank National Association, as trustee (the “Trustee”) of Thornburg Mortgage Securities Trust 2005-3 (the “Trust”).

6.

The Trust shall issue to the Purchaser its Mortgage Loan Pass-Through Certificates, Series 2005-3, Class B4, Class B5 and Class B6 (collectively, the “Privately Offered Certificates”) and the Class A1, Class A2, Class A3, Class A4, Class A-X, Class B1, Class B2, Class B3 and Class R Certificates (the “Public Certificates” and, together with the Privately Offered Certificates, the “Certificates”).

7.

The Public Certificates will be offered and sold by Lehman Brothers Inc. (“Lehman”), Bear, Stearns & Co. Inc. (“Bear Stearns”) and Greenwich Capital Markets, Inc. (“RBS GC” and, together with Lehman and Bear Stearns, the “Underwriters”) pursuant to the terms and conditions of an Underwriting Agreement (Standard Terms) between the Purchaser and the Lehman, dated August 23, 2005 (the “Underwriting Agreement (Standard Terms)”), as supplemented by a terms agreement among the Purchaser and the Underwriters, dated September 26, 2005 (the “Terms Agreement” and, together with the Underwriting Agreement (Standard Terms), the “Underwriting Agreement”) through the use of a prospectus supplement, dated September 26, 2005 (the “Prospectus Supplement”) and a related prospectus dated September 26, 2005 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”).  The Privately Offered Certificates will be offered by Lehman as sole Placement Agent pursuant to a Purchase Agreement, dated as of September 26, 2005 (the “Purchase Agreement”), between the Purchaser and Lehman through the use of a confidential private placement memorandum, dated September 26, 2005, which private placement memorandum will incorporate the Prospectus (the “Private Placement Memorandum”).

8.

Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Purchase and Sale of Mortgage Loans and Contractual Rights.

(a)

Purchase and Sale of Initial Mortgage Loans and Contractual Rights. Concurrently with the execution and delivery hereof on September 30, 2005 (the “Closing Date”), the Seller hereby sells, assigns, transfers and otherwise conveys to the Purchaser, without recourse, all of its right, title and interest in and to the Initial Mortgage Loans, including all interest and principal received on or with respect to the Initial Mortgage Loans on or after the Cut-off Date (other than any such payments that were due on or prior to such date) and all payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Seller’s right, title and interest in and to any related escrow account and all amounts from time to time credited to and the proceeds of such account, the Seller’s rights under any insurance policies related to the Initial Mortgage Loans and the Seller’s security interest in any collateral pledged to secure the Initial Mortgage Loans, including the Mortgaged Properties and any Additional Collateral.

Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Purchaser all of its Contractual Rights in the Initial Mortgage Loans.  In consideration of such assignment and the covenants of the Seller set forth herein, the Seller shall receive from the Purchaser on the Closing Date $2,363,099,937 representing the price and accrued interest for the transfer of the Initial Mortgage Loans and the Contractual Rights in the Initial Mortgage Loans to the Purchaser.  The Purchaser hereby accepts such assignment, and shall be entitled to exercise all Contractual Rights in the Initial Mortgage Loans of the Seller under each Servicing Agreement as if the Purchaser had been a party to each such agreement.

(b)

Purchase and Sale of Subsequent Mortgage Loans and Contractual Rights.  During the Pre-Funding Period, by execution of a Transfer Supplement in the form attached hereto as Schedule IV, the Seller will sell to the Purchaser and the Purchaser shall purchase from the Seller, subject to satisfaction of the conditions set forth in Section 2.01(b) of the Trust Agreement, Subsequent Mortgage Loans for each Mortgage Pool with respect to which the aggregate Transfer Price (as specified in the Transfer Supplement) does not exceed the amount then on deposit in the related Pre-Funding Account.  On the Closing Date, the Seller shall additionally receive from the Purchaser $2,460,008 representing an approximation of the premium portion of the price (i.e. the excess over the Transfer Price) for the transfer to the Purchaser during the Pre-Funding Period of the Subsequent Mortgage Loans and the Contractual Rights in the Subsequent Mortgage Loans assuming the aggregate principal amount of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date(s) equals the aggregate Pre-Funding Amounts (the “Premium Amount”).  Subject to the conditions set forth in this Section 1(b), in consideration of the Purchaser’s delivery on the related Transfer Date  to the Seller or its designee, of the Transfer Price for the related Subsequent Mortgage Loans, the Seller shall, on such Transfer Date, sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Seller in and to each Subsequent Mortgage Loan (including all interest and principal received or receivable on or with respect to such Subsequent Mortgage Loan, but not including interest due and payable on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date) identified on the Transfer Supplement and delivered by the Seller on such Transfer Date and all items in the related Mortgage File.  In connection with the sale of the Subsequent Mortgage Loans to the Purchaser, the Seller and the Purchaser shall amend the Mortgage Loan Schedule to reflect the addition of Subsequent Mortgage Loans.

Concurrently with the execution and delivery of a Transfer Supplement, the Seller hereby assigns to the Purchaser all of its Contractual Rights in the Subsequent Mortgage Loans.  In consideration of such assignment and the covenants of the Seller set forth herein, the Seller shall receive from the Purchaser on the Transfer Date the price and accrued interest as specified in such Transfer Supplement for the transfer of the Subsequent Mortgage Loans and the Contractual Rights in the Subsequent Mortgage Loans to the Purchaser.  The Purchaser hereby accepts such assignment, and shall be entitled to exercise all Contractual Rights in the Subsequent Mortgage Loans of the Seller under each Servicing Agreement as if the Purchaser had been a party to each such agreement.

Within two Business Days following the Pre-Funding Period, the Seller agrees to refund to the beneficial holder of the Class A-X Certificates an amount equal to the unearned portion of the Premium Amount.

(c)

In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller does hereby deliver, or cause to be delivered, to the Purchaser (or its designee) each Mortgage File relating to the Mortgage Loans in the manner set forth in Section 2.01 of the Trust Agreement.  In the case of Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date or Subsequent Cut-off Date, as applicable, and prior to the Closing Date or the related Transfer Date, as applicable, the Seller, in lieu of delivering the related Mortgage Files, shall herewith deliver to the Purchaser an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account have been so deposited.  The Seller hereby convenants not to take any action inconsistent with the ownership interest of the Purchaser or the Certificateholders in the Mortgage Files.

(d)

The Purchaser and the Seller intend that on the Closing Date or the applicable Transfer Date, the conveyance by the Seller to the Purchaser of all its right, title and interest in and to the Mortgage Loans and the Contractual Rights pursuant to this Agreement shall be, and be construed as, a sale of the applicable Mortgage Loans, without recourse.  It is, further, not intended that such conveyance be deemed to be a pledge of the Mortgage Loans or the Contractual Rights by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that the Mortgage Loans and the Contractual Rights are held to be property of the Seller, or if this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Contractual Rights, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in this Section 1 shall be deemed to be a grant by the Seller to the Purchaser, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Contractual Rights and the Mortgage Loans, including without limitation the Mortgage Notes, the Mortgages, any related insurance policies, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans and any Additional Collateral with respect to the Mortgage Loans and all other documents in the related Mortgage Files, and all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property constituting part of the assets of the Trust, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Mortgage Files, and including any Qualifying Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) all amounts payable on or after the Cut-off Date (other than any such payments that were due on or prior to such date) to the holders of the Mortgage Loans in accordance with the terms thereof; (D) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; and (E) all cash and non-cash proceeds of any of the foregoing; (iii) the possession or control by the Trustee or any agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be possession or control by the secured party, or possession or control by the Purchaser, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-312 or 9-313 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.  “Secured Obligations” means the rights of the Purchaser under this Agreement and the amount owing the holders of the Certificates representing an interest in the Mortgage Loans and the Contractual Rights.  The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Contractual Rights and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Seller shall prepare and deliver to the Purchaser at least two months prior to any filing date, and the Purchaser shall file, or shall cause to be filed, at the expense of the Seller, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Purchaser’s security interest in or lien on the Mortgage Loans and the Contractual Rights.

Notwithstanding the foregoing provisions of this Section 1, (i) the Seller, as a servicer of certain of the Mortgage Loans, shall retain servicing rights (including, without limitation, primary servicing and master servicing) with respect to certain of the Mortgage Loans, and rights to receive servicing fees, servicing income, reimbursement for advances made in respect of such Mortgage Loans and other payments made as compensation for such servicing subject to the Trust Agreement pursuant to the terms and conditions set forth therein (collectively, the “Servicing Rights”) and (ii) the Servicing Rights are not included in the collateral in which the Seller grants a security interest in favor of the Purchaser pursuant to the immediately preceding paragraph, nor are the Servicing Rights included in the assets being sold pursuant to this Agreement.

2.

Representations and Warranties.

(a)

The Seller hereby represents and warrants to the Purchaser, as of the Closing Date or as of any applicable Transfer Date, as applicable, that:

(i)

the Seller has been duly organized and is validly existing and in good standing as a Delaware corporation, with full power and authority to enter into and perform its obligations under this Agreement, and is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

(ii)

this Agreement has been duly authorized, executed and delivered by the Seller and assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding agreement of the Seller, enforceable against it in accordance with its terms, subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting creditors’ rights generally or the rights of creditors of federally chartered savings associations, (B) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations limiting the enforceability of provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

(iii)

neither the execution and delivery by the Seller of this Agreement, nor the performance by the Seller of the provisions hereof, will (A) conflict with or result in a breach of, or constitute a material default under, any of the provisions of the charter or bylaws of the Seller or any law, governmental rule or regulation or any judgment, decree or order binding on the Seller or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound, or (B) result in the creation of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument, which, in the case of either (A) or (B), would have a material adverse effect on its ability to perform its obligations hereunder or on the financial condition of the Seller;

(iv)

there are no actions, suits or proceedings against the Seller pending or, to the knowledge of the Seller, threatened, or, to the knowledge of the Seller, investigations pending, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(v)

there has not been any material adverse change in the business, operations, financial condition, properties or assets of the Seller since June 30, 2005;

(vi)

the Seller is not in violation of its charter or bylaws or in default under any agreement, indenture or instrument the effect of which default would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or on the financial condition of the Seller;

(vii)

the Seller is not a party to, bound by or in breach or violation of any indenture or other agreement or order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects the (A) ability of the Seller to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Seller; and

(viii)

no consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement.

(b)

The Seller hereby makes the representations and warranties set forth in Schedule III hereto applicable to the Mortgage Loans and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date or, with respect to the Subsequent Mortgage Loans, as of any Transfer Date or, if applicable, such other date as may be specified therein.

(c)

The Purchaser hereby represents and warrants to the Seller that as of the Closing Date or any applicable Transfer Date, as applicable:

(i)

it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement and the Trust Agreement;

(ii)

this Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Purchaser and constitute the legal, valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (B) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations limiting the enforceability of provisions of this Agreement and the Trust Agreement which purport to provide indemnification from penalties under applicable securities laws;

(iii)

neither the execution and delivery by the Purchaser of this Agreement, nor the performance by the Purchaser of the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the charter or bylaws of the Purchaser or any law, governmental rule or regulation or any judgment, decree or order binding on the Purchaser or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument, which, in the case of either (A) or (B), would have a material adverse effect on its ability to perform its obligations hereunder or on the financial condition of the Purchaser;

(iv)

there are no actions, suits or proceedings against the Purchaser pending or, to the knowledge of the Purchaser, threatened, or, to the knowledge of the Purchaser, investigations pending, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) which might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement;

(v)

the Purchaser is not in violation of its charter or bylaws or in default under any agreement, indenture or instrument the effect of which default would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or on the financial condition of the Purchaser;

(vi)

the Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects the (A) ability of the Purchaser to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Purchaser; and

(vii)

no consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated by the terms of this Agreement.

3.

Survival of Representations.   Each of the representations and warranties of the Seller and the Purchaser contained herein shall survive the purchase and sale of the Mortgage Loans and the Contractual Rights pursuant hereto and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.  The representations and warranties shall not be impaired by any review and examination of documents to be delivered or held by the Seller in respect of each Mortgage Loan or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser or any successor or assignee thereof to review or examine such documents.

4.

Repurchase, Purchase or Substitution of Mortgage Loans

(a)

Upon discovery by the Purchaser, the Seller, the Master Servicer or any assignee, transferee or designee of the Purchaser of a Material Defect with respect to a Mortgage Loan or a breach of any of the representations and warranties of the Seller contained in Section 2 of this Agreement that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering the Material Defect or breach shall give prompt written notice to the others.  Within 90 days of the discovery of such Material Defect or breach of any representation or warranty given by the Seller to the Purchaser, the Seller shall either (a) cure such Material Defect or such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Purchaser at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan, in accordance with Sections 2.02 and 2.04 of the Trust Agreement, as applicable.  If any substitution is made for a Mortgage Loan for which there is a Material Defect or breach of any representations and warranties which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Qualifying Substitute Mortgage Loan.

(b)

It is understood and agreed that the obligations of the Seller set forth in this Section 4 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations or warranties of the Seller contained in Section 2.

(c)

In addition, the Seller may repurchase, at its sole option, Mortgage Loans in connection with certain modifications to such Mortgage Loan and upon the terms contained in Section 7.04 of the Trust Agreement.

5.

Covenants.

(a)

The Seller hereby covenants to the Purchaser that at any time when a prospectus relating to the Certificates is required to be delivered pursuant to the Securities Act or a Private Placement Memorandum is required to be delivered in connection with the placement of Privately Offered Certificates (as to which the Purchaser will give the Seller notice), if the Seller has knowledge that there has been a material change affecting the disclosures in the Prospectus Supplement or the Private Placement Memorandum relating to the Seller or the Mortgage Loans or that such disclosures therein contain any untrue fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Seller promptly will notify the Purchaser of such change, untrue fact or omission and update the Prospectus Supplement and/or the Private Placement Memorandum at its expense subject to the prior written consent of the Purchaser.  The Seller also agrees that, if required by applicable law, it will update the information relating to the Seller or the Mortgage Loans in the Prospectus Supplement and/or the Private Placement Memorandum at its expense, subject to the prior written consent of the Purchaser.

(b)

The Purchaser hereby covenants to the Seller that, in the event the Seller or any of its affiliates desires to sell or enter into a repurchase agreement with or otherwise transfer any of the Privately Offered Certificates or an interest therein, it will reasonably cooperate with the Seller to provide it such information as may be required or appropriate for any offering memorandum.

6.

Successors and Assigns, Additional Information.

(a)

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto; [provided, however,] that the Purchaser may assign its rights and obligations hereunder to the Trustee without the consent of the other party hereto.

(b)

The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Trust Agreement, the Underwriting Agreement or the Purchase Agreement.

7.

Indemnification.

In addition to any repurchase and cure obligations of the Seller under this Agreement and any and all other remedies available to the Purchaser under this Agreement, the Seller shall indemnify and hold harmless the Purchaser against any and all losses, damages, penalties, fines, claims, forfeitures, lawsuits, court costs, reasonable attorney’s fees, judgments, and any other costs, fees, and expenses, arising from claims made or actions brought by any person other than the Purchaser based on or arising from breach of any warranty, obligation, representation, or covenant contained in or made by the Seller in writing, pursuant to this Agreement by any agent, employee, representative or officer of the Seller or any of its affiliates.  The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser or any such person or entity in respect of such claim.  It is understood and agreed that any permitted assignee of the Purchaser (including the Trustee) shall be a third party beneficiary of this Agreement.  The indemnification obligations of the Seller hereunder shall survive the termination of this Agreement.

8.

Notices.   All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Purchaser, be addressed to it at Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention:  Thornburg 2005-3; if sent to the Seller, be addressed to it at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Deborah Burns.

9.

Representations and Indemnities to Survive.   The respective agreements, representations, warranties, covenants, indemnities and other statements of the Purchaser and the Seller and their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Seller and will survive delivery of and payment for the Mortgage Loans.  The provisions of Section 7 hereof shall survive the termination of cancellation or this Agreement.

10.

Miscellaneous.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.  This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

11.

Severability of Provisions.   If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date hereinabove written.

STRUCTURED ASSET SECURITIES

CORPORATION

By: /s/ Mary Stone

Name:  Mary Stone

Title:    Vice President

THORNBURG MORTGAGE HOME LOANS, INC.

By: /s/ Deborah J. Burns

Name:  Deborah J. Burns

Title:    Vice President

SCHEDULE I

INITIAL MORTGAGE LOAN SCHEDULE

SCHEDULE II

SERVICING AGREEMENTS

1.

(a) Servicing Agreement, dated as of March 1, 2002, among Thornburg Mortgage Home Loans, Inc. (“Thornburg”), as seller and servicer and Wells Fargo, as master servicer, as amended by the Amendment to Servicing Agreement, dated as of December 1, 2002, and (b) the Subservicing Acknowledgement Agreement, dated as of March 1, 2002, between Thornburg, as servicer, and Cenlar FSB, as sub-servicer (“Cenlar”), as amended by the Amendment to Subservicing Acknowledgement Agreement, dated as of December 1, 2002, including the related Transfer Notice, dated September 23, 2005, from Thornburg, as seller, to Thornburg, as servicer, and Cenlar, as sub-servicer.

2.

Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 27, 2002, between Thornburg and Colonial Savings, F.A. (“Colonial”), including the related Transfer Notice, dated September 23, 2005, from Thornburg to Colonial.

3.   Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 25, 2002, between Thornburg and First Republic Bank (“First Republic”), including the related Transfer Notice, dated September 23, 2005, from Thornburg to First Republic.

4.   Reconstituted Servicing Agreement, dated as of September 1, 2005, between JP Morgan Chase Bank, National Association (“Chase”) and Thornburg, and acknowledged by Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and LaSalle Bank National Association, including the related Servicing Agreement, dated September 1, 2005, between Chase and Thornburg.

5.   Reconstituted Servicing Agreement, dated as of September 1, 2005, by and among Countrywide Home Loans, Inc. (“Countrywide”), LaSalle Bank National Association and Thornburg, and acknowledged by the Master Servicer, including the related Mortgage Loan Purchase and Servicing Agreement, dated September 30, 2005, between Countrywide and Thornburg.

6.   Reconstituted Servicing Agreement, dated as of September 1, 2005, between Wells Fargo Bank, N.A. (“WFB”) and Thornburg, and acknowledged by the Master Servicer and LaSalle Bank National Association, including the related Seller’s Warranties and Servicing Agreement, dated February 1, 2004, between Wells Fargo Home Mortgage, Inc. (predecessor to Wells Fargo Bank, N.A.) and Thornburg.

7.   Reconstituted Servicing Agreement, dated as of September 1, 2005, among PHH Mortgage Corporation (“PHH”), Bishop’s Gate Residential Mortgage Trust (“Bishop’s Gate”) and Thornburg and acknowledged by the Master Servicer and LaSalle Bank National Association, including the Mortgage Loan Flow Purchase and Sale Servicing Agreement, dated as of December 23, 2002 and the Additional Collateral Assignment and Servicing Agreement, dated as of December 23, 2002, among Thornburg, PHH and Bishop’s Gate.

SCHEDULE III

SELLER’S REPRESENTATIONS AND
WARRANTIES RELATING TO
MORTGAGE LOANS

The Seller hereby represents and warrants to, and covenants with, the Purchaser that, as to each Mortgage Loan, as of the Closing Date or any related Transfer Date or such other date specifically set forth herein:

(i)

(a) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects and (b) the Mortgage File with respect to each Mortgage Loan has been delivered to the Trustee or its designee and each Mortgage File contains the documents required to be contained therein.

(ii)

None of the Mortgage Loans were more than 30 days delinquent.  The Seller has not advanced funds to, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

(iii)

To the best of the Seller’s knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

(iv)

The terms of the Mortgage Note and the Mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Trust, and which are included in the Mortgage File, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and is reflected on the Mortgage Loan Schedule.  Except for any modification agreement or similar document contained in the Mortgage File permitting a Mortgagor to modify his loan, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File.

(v)

The Mortgage Note and the Mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the Seller’s knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(vi)

All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located.  All such insurance policies will inure to the benefit of the Purchaser and to the Seller’s knowledge all premiums thereon have been paid.  If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(vii)

The Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a “High Cost Loan” or “Covered Loan” as applicable, as such terms are defined in the current Standard & Poor’s LEVELS® GLOSSARY classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law.  The Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

(viii)

The Mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage except for a release that does not materially impair the security of the Mortgage Loan or is reflected in the loan-to-value ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(ix)

The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender’s title insurance policy delivered to the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and, further provided, with respect to Cooperative Loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor’s pro rata share of the cooperative corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

(x)

The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

(xi)

All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(xii)

The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date or the related Transfer Date, as applicable.

(xiii)

The Seller has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the Closing Date or the related Transfer Date, as applicable, the Mortgage Note and the Mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Purchaser, the Seller was the sole owner thereof and with full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(xiv)

To the Seller’s best knowledge, the Seller or, if the Mortgage Loan was not originated by the Seller, the originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

(xv)

The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other form acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(A) through (C) above) the originator or the Seller, their respective successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(xvi)

Except as set forth in (ii) above, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

(xvii)

To the best of the Seller’s knowledge, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or on parity with, the lien of the related Mortgage.

(xviii)

To the Seller’s best knowledge, all improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroached upon the Mortgaged Property.

(xix)

The Mortgage Loan was originated by the Seller or a subsidiary of the Seller or was purchased by the Seller from a third party and the originator of each Mortgage Loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie Mac-approved seller/servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, the related originator qualifies under clause (A) above, such Mortgage Loan met such originator’s underwriting criteria at the time of origination and was originated in accordance with such originator’s polices and procedures and such originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  Each Mortgage Note has a Loan Rate that adjusts periodically (not always in correlation to the index calculation term), based on the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, One-Year CMT or Three-Year CMT, (as each is defined in the Prospectus Supplement) index, except that some Mortgage Loans first adjust after an initial period of three, five, seven or ten years following origination.

(xx)

The origination practices used by the Seller or the originator of the Mortgage Loan and the collection practices used by the Master Servicer or the applicable Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.  With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

(xxi)

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

(xxii)

The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (B) otherwise by judicial foreclosure.  There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(xxiii)

The Mortgage Loan was underwritten generally in accordance with either (A) the Seller’s underwriting standards, (B) in the case of a Mortgage Loan acquired from First Republic Bank, First Republic Bank’s underwriting standards described in the Prospectus Supplement, (C) in the case of a Mortgage Loan acquired from either JPMorgan Mortgage Acquisitions Corp., JPMorgan Chase Bank, National Association’s underwriting standards described in the Prospectus Supplement, or PHH Mortgage Corporation under PHH Mortgage Corporation’s underwriting standards, (D) in the case of a Mortgage Loan acquired from Wells Fargo Bank, N.A., Wells Fargo Bank, N.A.’s underwriting standards described in the Prospectus Supplement or (F) in the case of a Mortgage Loan acquired from Countrywide Home Loans, Inc., Countrywide Home Loans, Inc.’s underwriting standards, in each case as in effect at the time the Mortgage Loan was originated.

(xxiv)

The mortgage file in possession of the related Servicer contains an appraisal of the related Mortgaged Property by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan or, in accordance with certain specified programs of the originator of the Mortgage Loan an approved AVM in lieu of the appraisal.

(xxv)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except, in connection with a trustee’s sale after default by the Mortgagor.

(xxvi)

No Mortgage Loan (A) contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor or paid by any source other than the Mortgagor or (B) contains any provision permitting a temporary “buydown” of the related Loan Rate.  No Mortgage Loan was a graduated payment mortgage loan as of the date of its origination.  No Mortgage Loan has a shared appreciation or other contingent interest feature.

(xxvii)

No Mortgage Loan had a Loan-To-Value Ratio in excess of 100%.  The portion of the unpaid principal balance of each Mortgage Loan which is in excess of 80% of the Loan-to-Value Ratio either (A) has Additional Collateral or (B) is and will be insured as to payment defaults under a Primary Mortgage Insurance Policy issued by primary mortgage insurer licensed to do business in the state in which the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac as of the Closing Date, so as to reduce the Mortgagee’s exposure in accordance with the standards of Fannie Mae or Freddie Mac and applicable law.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

(xxviii)

Except for any Additional Collateral Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

(xxix)

[Reserved]

(xxx)

The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

(xxxi)

No defense against coverage under any Primary Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) exists arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, and the Seller is not aware of any fact that could reasonably lead the Seller to believe that any such defense exists arising out of the actions, representations, errors, omissions, negligence or fraud of the related Mortgagor or any party involved in the application for such coverage.

(xxxii)

Each Assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(xxxiii)

If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the originator’s eligibility requirements.

(xxxiv)

Each Mortgage is a “qualified mortgage” for purposes of the REMIC Provisions.

(xxxv)

To the Seller’s best knowledge, no fraud was committed by the originator of the Mortgage Loan and the Seller is not aware of any fact that would reasonably lead the Seller to believe that any Mortgagor had committed fraud in connection with the origination of such Mortgage Loan.

(xxxvi)

The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act.

(xxxvii)

The Seller has no knowledge of any toxic or hazardous substances affecting the Mortgaged Property or any violation of any local, state, or federal environmental law, rule, or regulation.  The Seller has no knowledge of any pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule, or regulation is an issue.

(xxxviii)

As to any Additional Collateral Mortgage Loan, such Mortgage Loan is secured by a perfected first priority security interest in the related Additional Collateral.

(xxxix)

As to any Additional Collateral Mortgage Loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

(xl)

With respect to each Cooperative Loan (i) there is no provision in the related proprietary lease which requires the related Mortgagor to offer for sale the shares owned by such Mortgagor first to the Cooperative Corporation for a price less than the outstanding amount of the Cooperative Loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the Cooperative Loan.

(xli)

With respect to each Cooperative Loan, as of the closing of such Cooperative Loan, the originator of the Cooperative Loan obtained evidence that, if the Cooperative Property is in a federally designated flood area, a flood insurance policy has been obtained in an amount equal to at least that required by applicable law, which insurance the Cooperative Corporation is obligated to maintain at the Cooperative Corporation’s cost and expense.

(xlii)

With respect to each Cooperative Loan, as of the Closing Date, such Cooperative Loan is secured by shares held by a “tenant-stockholder” of a corporation that qualifies as a “cooperative housing corporation” as such terms are defined in Section 216(b)(1) of the Code and to the best of the Seller’s knowledge, no Cooperative Corporation is subject to proceedings which would, if adversely determined, result in such Cooperative Corporation losing its status as a “cooperative housing corporation” under Section 216(b)(1) of the Code.

(xliii)

With respect to each Cooperative Loan, the related Mortgage and related UCC financing statement creates a first-priority security interest in the stock in the Cooperative Corporation and the related proprietary lease of the related Cooperative Unit which were pledged to secure such Cooperative Loan, and the Cooperative Corporation owns the Cooperative Corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

SCHEDULE IV

FORM OF TRANSFER SUPPLEMENT

Supplement No:

Dated:

This TRANSFER SUPPLEMENT is made as of the date first above written by Thornburg Mortgage Home Loans, Inc. (the “Seller”) and Structured Asset Securities Corporation (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the parties have previously executed and delivered that certain Mortgage Loan Purchase and Assignment Agreement (the “Mortgage Loan Purchase Agreement”), dated as of September 1, 2005 between the Seller and the Purchaser;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase the Subsequent Mortgage Loans identified on Schedule 1 attached hereto;

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.

Schedule of Subsequent Mortgage Loans.  Attached hereto as Schedule I is the schedule of Subsequent Mortgage Loans (the “Schedule”) conveyed to the Trust Fund pursuant to Section 3 of this Transfer Supplement.

2.

Definitions Relating to Subsequent Mortgage Loans.  The following terms as used in the Mortgage Loan Purchase Agreement shall have the following meanings with respect to the Subsequent Mortgage Loans identified on the Schedule.

Subsequent Cut-off Date:

Transfer Date:

Transfer Price:  $                                        .

3.

Conveyance of Subsequent Mortgage Loans.  The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except to the extent specified in the Mortgage Loan Purchase Agreement), all right, title and interest of the Seller, in and to each of the Subsequent Mortgage Loans identified on the Schedule and all items in the related Mortgage File.

Concurrently with the execution and delivery of this Transfer Supplement, the Seller hereby assigns to the Purchaser all of its rights and interest under each Servicing Agreement listed on Schedule II attached hereto, except any servicing rights thereunder, and delegates to the Purchaser all of its obligations thereunder, to the extent relating to the Subsequent Mortgage Loans.

4.

Transfer Price.  The Purchaser hereby pays to the Seller the Transfer Price in return for the Subsequent Mortgage Loans identified on the Schedule attached hereto.

5.

Incorporation by Reference; Ratification of Mortgage Loan Purchase Agreement.  As supplemented by this Transfer Supplement, the Mortgage Loan Purchase Agreement is incorporated herein by reference and is in all respects ratified and confirmed and the Mortgage Loan Purchase Agreement as so supplemented by this Transfer Supplement shall be read, taken and construed as one and the same instrument.

6.

Representations and Warranties.  All representations and warranties of the Seller and the Purchaser set forth in the Mortgage Loan Purchase Agreement are true and correct as of the date hereof and as of the Transfer Date.

7.

Counterparts.  This Transfer Supplement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute the same instrument.

8.

Governing Law.  THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be duly executed by their respective officers as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC., as Seller

By: /s/ Deborah J. Burns

Name:   Deborah J. Burns

Title:     Senior Vice President

STRUCTURED ASSET SECURITIES CORPORATION,
as Purchaser

By: /s/ Mary Stone

Name:    Mary Stone

Title:      Vice President

SCHEDULE I TO

TRANSFER SUPPLEMENT

SCHEDULE II TO

TRANSFER SUPPLEMENT